EXHIBIT (b)(4)


                                                                         FINAL


         THIS SECOND AMENDMENT AGREEMENT is made as of 8 October 2004

B E T W E E N:

                             ROGERS WIRELESS INC.

                                    - and -

                          THE "LENDERS" AS DEFINED IN
                        THE "EXISTING CREDIT AGREEMENT"
                               REFERRED TO BELOW

                                    - and -

                           THE BANK OF NOVA SCOTIA
                    in its capacity as Administrative Agent

RECITALS:

A. The parties to this agreement are parties to a credit agreement dated 15 March 1997, as amended by a first amendment agreement dated as of 12 April 2001 (as amended, the "EXISTING CREDIT AGREEMENT").

B. The Borrower has requested that the Lenders amend the terms of the Existing Credit Agreement by, among other things, extending the term and repayment schedule of the Credit, deleting the concept of Inter-Company Deeply Subordinated Debt and amending certain covenants in the Existing Credit Agreement.

C. The Lenders have agreed to the Borrower's requests on the terms and conditions set forth herein and the parties are entering into this Second Amendment Agreement to give effect thereto and to make other amendments agreed to by the parties.

D. Capitalized terms that are used and not otherwise defined in this Second Amendment Agreement have the meanings defined in the Existing Credit Agreement.

     THEREFORE, for value received, and intending to be legally bound by this Second Amendment Agreement, the parties agree as follows:

1.   AMENDMENTS TO SECTION 1.1 OF THE EXISTING CREDIT AGREEMENT

(a) Section 1.1.22 of the Existing Credit Agreement is deleted and replaced with the following:

          "BASE RATE" means, at any time as regards any Lender, the greater of
          (a) the simple average of the annual rates of interest (expressed on the basis of a 360 day year) rounded upwards to the nearest 0.01% which each of the Reference Lenders establishes as its reference rate of interest in order to determine interest rates it will charge on that day for demand loans made by it in Canada in U.S. Dollars, and (b) the Federal Funds Effective Rate plus 0.75% per annum. The Base Rate under clause (a) as regards any Lender shall be determined by the Agent upon the applicable quotations furnished to and received by the Agent from the Reference Lenders from time to time. For the purposes hereof, upon any change in its rate described in clause (a), such Reference Lender shall as soon as practicable thereafter advise the Agent as to its Base Rate under clause (a) as at the date of such change by telephone or telecopier, which advice shall be conclusive and binding for all purposes absent manifest error. If any one or more of the Reference Lenders does not furnish a quotation of its Base Rate under clause (a) to the Agent at any time after it has changed from the previous quotation of such Base Rate under clause (a) received by the Agent, the Base Rate under clause (a) applicable to such Reference Lender shall be such previous quotation unless the Agent has actual notice of the Base Rate under clause (a) of such Reference Lender, in which event that rate shall be applied. The Agent shall give notice to the Borrower and each of the Lenders of the Base Rate from time to time quoted to it and such notice shall be conclusive and binding for all purposes absent manifest error.

(b) Section 1.1.44(a) (part of definition of "Debt") of the Existing Credit Agreement is deleted and replaced with the following:

          "Inter-Company Subordinated Debt, except that (i) all Inter-Company Subordinated Debt shall be counted as Debt for the purposes of Sections 7.1.13 and 7.1.23 and all Applicable Margin calculations and (ii) the Inter-Company Subordinated Debt consisting of any advances made by RCI to the Borrower pursuant to the letter agreement dated 30 September 2004 between the Borrower and RCI (as amended from time to time) to acquire equity interests of Microcell Telecommunications Inc. shall be counted as Debt for the purposes of calculating the Debt to Operating Cash Flow Ratio"

(c) Section 1.1.44(b) (part of definition of "Debt") of the Existing Credit Agreement is deleted.

(d) Section 1.1.52(a) (part of definition of "Excluded Security") of the Existing Credit Agreement is deleted and replaced with the following:

          "shall, in the case of an instrument evidencing indebtedness for borrowed money not owed to the Borrower or a Restricted Subsidiary, constitute Inter-Company Subordinated Debt"

(e) Section 1.1.52(b) (part of definition of "Excluded Security") of the Existing Credit Agreement is deleted and replaced with the following:

          "shall, in the case of an instrument evidencing indebtedness for borrowed money, not be guaranteed by the Borrower or a Restricted Subsidiary unless such guarantee shall constitute Inter-Company Subordinated Debt"

(f) Section 1.1.57 (definition of "Inter-Company Deeply Subordinated Debt") of the Existing Credit Agreement is deleted.

(g) Section 1.1.69 of the Existing Credit Agreement is deleted and replaced with the following:

          "MATURITY DATE" means 30 April 2010 or, if that day is not a Business Day, the immediately preceding Business Day.

(h) Section 1.1.85(b)(iv) (part of definition of "Pro Forma Debt Service") of the Existing Credit Agreement is deleted and replaced with the following:

          "such estimated interest expense shall also include only scheduled cash payments of interest on Inter-Company Subordinated Debt; for greater certainty, all interest relating to Back to Back Share transactions shall be excluded"

2.   AMENDMENTS TO ARTICLE 3 OF EXISTING CREDIT AGREEMENT

(a) Section 3.5 of the Existing Credit Agreement is deleted and replaced with the following:

          "MANDATORY REDUCTIONS AND PREPAYMENT OF THE CREDIT. The aggregate amount of the Available Commitment shall be reduced automatically in the following manner:

          (a) on 30 April 2008, the maximum amount of the Available Commitment, taking into account any reduction before that time pursuant to Section 3.4 (as used in this Section, the "ORIGINAL BASE AMOUNT") shall be reduced by 20%;

          (b) on 30 April 2009, the maximum amount of the Available Commitment shall be reduced by an additional 20% of the Original Base Amount; and

          (c) on the Maturity Date, the Available Commitment shall be reduced to nil.

          The Borrower shall on each date listed above (or the immediately preceding Business Day if that date is not a Business Day), make any payment required by such reduction to the Agent on behalf of the Lenders so that the Aggregate

               Outstandings do not exceed the Available Commitment as so reduced."

(b) Section 3.10 of the Existing Credit Agreement is deleted and replaced with the following:

               "NOTICE OF BORROWINGS AND PAYMENTS. For each Borrowing and payment under the Credit, the Borrower shall give the Agent prior written irrevocable notice (in the form of the Drawdown Notice for each Borrowing) specifying, among other things, the Business Day for the Borrowing or payment, the amount and nature of the Borrowing and of each Advance forming part of the Borrowing or which will be paid and in the case of a LIBO Borrowing, the initial Interest Period for the LIBO Advances. Such notice shall be given to the Agent no later than 11:00 a.m. (Toronto time) on the second Business Day prior to a Borrowing or payment under the Credit, except with respect to a Prime Rate Borrowing, in which case such notice shall be given to the Agent no later than 11:00 a.m. (Toronto time) on the Business Day prior to the Borrowing or payment of the Prime Rate Borrowing, and with respect to a LIBO Borrowing, in which case such notice shall be given to the Agent no later than 11:00 a.m. (Toronto time) on the third Business Day prior to the Borrowing or payment of the LIBO Borrowing."

(c) Section 3.14 of the Existing Credit Agreement is deleted and replaced with the following:

               "LIMITATION ON NUMBER OF TRANSACTIONS. Drawdowns, conversions, commencement of Interest Periods of LIBO Advances, rollovers of Bankers' Acceptances, prepayments, repayments and all payments of any kind which the Borrower may voluntarily make pursuant to this Agreement may only occur on fifteen days in each calendar month and only on Business Days, as selected by the Borrower. All such transactions may only be made at the Agent's Branch of Account or as required by this Agreement at each Lender's Branch of Account."

3.   AMENDMENTS TO ARTICLE 5 OF EXISTING CREDIT AGREEMENT

(a) Section 5.1 of the Existing Credit Agreement is deleted and replaced with the following:

               "INTER-COMPANY SUBORDINATED DEBT. Any Obligor may, from time to time, incur Inter-Company Subordinated Debt. No Lien may be granted by an Obligor in connection with any Inter-Company Subordinated Debt. Inter-Company Subordinated Debt will not be counted as Debt for the purpose of this Agreement, except as provided in Section 1.1.44(a). Principal and/or interest may be paid by an Obligor at any time so long as at the date of payment no Default or Event of Default has occurred and is continuing or would occur as a result of payment."

(b) Section 5.2 of the Existing Credit Agreement (Inter-Company Deeply Subordinated Debt) is deleted.

4.   AMENDMENTS TO ARTICLE 7 OF EXISTING CREDIT AGREEMENT

(a) Section 7.1.7 of the Existing Credit Agreement is deleted and replaced with the following:

               "ANNUAL BUDGET. Within 120 days after the end of each fiscal year, the Borrower, on a Consolidated basis, will prepare and deliver to the Agent, with a copy for each Lender, a Budget and a Forecast for the next following three fiscal years."

(b) Section 7.1.15 of the Existing Credit Agreement is deleted and replaced with the following:


               "SENIOR DEBT TO OPERATING CASH FLOW RATIO. The Borrower, on a Consolidated basis, will not permit the Senior Debt to Operating Cash Flow Ratio calculated as at the end of each of its fiscal quarters ending on or after 30 September 2004, to be greater than:

               (a) 5.50 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 30 September 2004 up to and including the fiscal quarter ending 31 December 2005;

               (b) 5.25 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 31 March 2006 up to and including the fiscal quarter ending 31 December 2006;

               (c) 5.00 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 31 March 2007 up to and including the fiscal quarter ending 31 December 2007; and

               (d)  4.50 to 1 at the end of each fiscal quarter thereafter."

(c) The second paragraph of Section 7.1.16 of the Existing Credit Agreement is deleted and replaced with the following:

               "For the purposes only of this Section, "CONSOLIDATED INTEREST EXPENSE" shall include all interest expense paid or accrued for Debt during the four most recently completed fiscal quarters of the Borrower plus any interest expense, to the extent that it is paid in cash, which represents interest on Inter-Company Subordinated Debt during such period. For greater certainty, "Consolidated Interest Expense" shall exclude all interest expense relating to transactions contemplated in the definition of Back to Back Shares."

(d) Section 7.1.17 of the Existing Credit Agreement is deleted and replaced with the following:

               "DEBT TO OPERATING CASH FLOW RATIO. The Borrower, on a Consolidated basis, will not permit the Debt to Operating Cash Flow Ratio calculated as at the end of each of its fiscal quarters ending on or after 30 September 2004, to be greater than:

               (a) 6.50 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 30 September 2004 up to and including the fiscal quarter ending 31 December 2005;

               (b) 6.25 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 31 March 2006 up to and including the fiscal quarter ending 31 December 2006;

               (c) 6.00 to 1 at the end of each fiscal quarter beginning with the fiscal quarter ending 31 March 2007 up to and including the fiscal quarter ending 31 December 2007; and

               (d)  5.50 to 1 at the end of each fiscal quarter thereafter."

(e) Section 7.1.18 of the Existing Credit Agreement is deleted and replaced with the following:

               "DIVIDENDS AND DISTRIBUTIONS. No Obligor shall pay dividends or make other distributions to shareholders or Affiliates of shareholders unless at the time thereof and after giving effect thereto, no Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing provisions of this
               Section 7.1.18, unless a declaration has been made under
               Section 8.2 and has not been revoked, nothing in this Section
               7.1.18 shall prevent:

               (a) payments of any kind from an Obligor to any other Obligor that are not directly or indirectly received by an Unrestricted Subsidiary;

               (b) payments in connection with any transaction contemplated in the definition of Back to Back Shares, so long as simultaneously with or immediately after each payment substantially the same amount is received by an Obligor in connection with the same Back to Back Share transaction;

               (c) payments made with the proceeds of Excluded Assets or Excluded Securities;

               (d) dividends payable in the form of treasury shares that are not, at the option of the holder, redeemable or retractable so long as there are any Aggregate Outstandings or the Borrower has any right to utilize the Credit."

(f) Section 7.1.23 of the Existing Credit Agreement is deleted and replaced with the following:

               "DISPOSITIONS OF ASSETS. No Obligor shall directly or indirectly permit to become the property of any other Person any portion of its Property other than as a result of:

               (a) dispositions of Property in any fiscal year of the Borrower representing in the aggregate for all dispositions by all Obligors the lesser of (i) 15% of the net book value of the Borrower's Consolidated Property or
                    (ii) 15% of Operating Cash Flow, in each case calculated as at the end of the most-recently reported fiscal quarter, except that in no event shall dispositions be made of present and future accounts receivable having an aggregate book value of greater than $150,000,000 at any time for the purposes of a securitization program established by an Obligor; or

               (b)  distributions permitted by Section 7.1.18; or

               (c)  corporate transactions permitted by Section 7.1.24; or

               (d)  sales in the ordinary course of business; or

               (e)  sales between Obligors; or

               (f) the sale by the Borrower of all or a portion of the Property comprising the cellular network in provinces east of Quebec, provided that the Borrower retains control of the entity acquiring such Property; or

               (g) sales by the Borrower to a joint venture, partnership or similar arrangement engaged primarily in the Telecommunications Business entered into between an Obligor and another Person that is not an Affiliate of an Obligor, of Property having an aggregate net value of up to $25,000,000, which shall be measured based on the book value of Property sold at the end of the Borrower's most-recently completed fiscal quarter; or

               (h) a disposition (or dispositions) by the Borrower, by way of a sale and leaseback arrangement of some or all of the towers used in its network

               Where any Obligor has effected a disposition in circumstances where the Debt to Operating Cash Flow Ratio exceeds 4.00 to 1, to the extent the net proceeds of the disposition are not used to make an Investment permitted by Section 7.1.13 within 12 months of the disposition, the Available Commitment shall, in addition to the reductions required by Section 3.5, be reduced by an amount determined by multiplying the net proceeds not so used by the amount of the Available Commitment and dividing by the total amount of Debt that is secured under the Trust Indenture (and the Borrower shall make any payment required so that the Aggregate Outstandings do not exceed the Available Commitment as so reduced)."

(g) Section 7.1.25 (Currency Hedging) of the Existing Credit Agreement is deleted.

(h) Section 7.1.28 of the Existing Credit Agreement (Capital Expenditures) is deleted.

(i) Section 7.2 of the Existing Credit Agreement is deleted and replaced with the following:

               "ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower shall maintain for itself and for the Restricted Subsidiaries a system of accounting established and administered in accordance with GAAP, and keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP."

5. AMENDMENTS TO SCHEDULES OF EXISTING CREDIT AGREEMENT

(a) Item (f) in Part One of Schedule A (Compliance Certificate) of the Existing Credit Agreement is deleted.

(b) Item (h) in Part One of Schedule A (Compliance Certificate) of the Existing Credit Agreement is deleted and replaced with the following:

               "that, pursuant to Article 7 of the Credit Agreement, Rogers Wireless Inc., on a Consolidated basis, is in compliance with Sections 7.1.13 to 7.1.18 inclusive and 7.1.23 as at the end of the fiscal quarter ending (date), as set out in the attached schedules"

(c) Schedule C (Subordination Provisions for Inter-Company Deeply Subordinated Debt) of the Existing Credit Agreement is deleted.

(d) Schedule G (Form of Capital Expenditure Certificate) of the Existing Credit Agreement is deleted.

6. ASSIGNMENT BY CANADIAN IMPERIAL BANK OF COMMERCE TO JPMORGAN CHASE BANK

(a) Canadian Imperial Bank of Commerce ("CIBC") hereby sells and assigns, without recourse, to JPMorgan Chase Bank, Toronto Branch ("JPM"), and JPM hereby purchases and assumes from CIBC, the Lender's Proportion (as specified below) in and to CIBC's rights and obligations under the Existing Credit Agreement, the Security and all other Credit Documents.

(b) Pursuant to Section 13.1 of the Existing Credit Agreement, each of the Agent and the Borrower hereby consents to the foregoing assignment.

(c) The provisions of the Assignment Agreement set forth in Schedule I to the Existing Credit Agreement are hereby incorporated by reference and apply to the assignment of the Lender's Proportion of the Credit by CIBC to JPM. JPM's agreement to become a Lender is irrevocable. JPM shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Existing Credit Agreement, as of the date hereof.

     Lender's Proportion assigned:                  8.5714%

     Assignor's Remaining Commitment:               Cdn. $40,000,000.00

     Assignee's Commitment:                         Cdn. $60,000,000.00

     Aggregate outstanding principal
     amount of Borrowings assigned:                 Cdn. $ nil

                                                    U.S. $ nil

     Address of JPM for notices:


     JPMorgan Chase Bank, Toronto Branch
     200 Bay Street, Suite 1800
     Royal Bank Plaza, South Tower
     Toronto, Ontario M5J 2J2

     Attn:  Christine Chan, Vice President
     Fax:  416-981-9138

7. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS SECOND AMENDMENT AGREEMENT

     The amendments set forth in this Second Amendment Agreement shall become binding on the Lenders only upon satisfaction of the following conditions precedent:

     (a) execution and delivery of this Second Amendment Agreement by the Borrower;

     (b)  execution of this Second Amendment Agreement by each of the Lenders;

     (c) the Agent having received the following material in each case in form and substance satisfactory to the Lenders and duly executed:

          (i) the opinion of Torys LLP, counsel to the Borrower, with respect to this Second Amendment Agreement and other related documentation, if any; and

          (ii) such corporate resolutions, incumbency and other certificates as may be reasonably required in connection with this Second Amendment Agreement and other related documentation, if any, and the transactions contemplated hereby and thereby;

     (d) receipt by each Lender of a restructuring fee based on each such Lender's commitment, equal to the amount set forth below such Lender's name on the execution pages hereof; and

     (e) no Default or Event of Default having occurred and continuing as at the date of this Second Amendment Agreement.

8. REPRESENTATIONS OF BORROWER

     The Borrower represents and warrants to each Lender and to the Agent that:

     (a) it is a corporation duly incorporated or amalgamated, organized and validly existing under the laws of Canada and is in all material respects in compliance with the laws of Canada and the laws of those provinces in which it carries on business;

     (b) the entering into and the performance by the Borrower of this Second Amendment Agreement (i) is within its powers and has been duly authorized by all necessary corporate action on its part, and (ii) does not in any material adverse manner conflict with or result in the violation of the terms of its constating documents or by-laws or of any law, regulation, franchise, licence, ordinance, decree or judgment having application to it as of the date hereof or of any agreement or other document to which it is a party or by which it may be bound, and this Second Amendment Agreement constitutes a legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to qualifications described in the opinion of the Borrower's counsel referred to above;

     (c) there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which it is a party;

     (d)  there is presently no outstanding Inter-Company Deeply Subordinated
          Debt.

9. CONTINUING EFFECT OF EXISTING CREDIT AGREEMENT AND SECURITY

     Except as amended by this Second Amendment Agreement, the Existing Credit Agreement shall remain in full force and effect, without amendment, and is hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or any other document or instrument relating thereto, the Borrower confirms that the Security made or granted by it pursuant to or in connection with the Existing Credit Agreement remains in full force and effect and shall continue to secure the Obligations, including but not limited to any Obligations arising as a result of this Second Amendment Agreement, all notwithstanding the amendments to the Existing Credit Agreement contained herein.

10. COUNTERPARTS AND FACSIMILE

     The Second Amendment Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Second Amendment Agreement shall be deemed to be valid execution and delivery thereof. Each party so delivering a facsimile copy shall also deliver an original copy of this Second Amendment Agreement forthwith following such facsimile transmission.

11.  GOVERNING LAW

     The Second Amendment Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.



                        [Note: signature pages follow]

IN WITNESS OF WHICH, the parties have executed this Second Amendment
Agreement.

                                          ROGERS WIRELESS INC.


                                          By: /s/ Alan Horn
                                              --------------------------------
                                              Alan Horn
                                              Vice-President


                                          By: /s/ M. Lorraine Daly
                                              --------------------------------
                                              M. Lorraine Daly
                                              Vice-President, Treasurer


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          THE BANK OF NOVA SCOTIA as Agent and
                                          Lender


                                          By: /s/ S.J. Torrens
                                              --------------------------------
                                              S.J. Torrens
                                              Managing Director


                                          By: /s/ D. Orange
                                              --------------------------------
                                              D. Orange
                                              Associate Director

                                          Commitment:          Cdn. $125,000,000
                                          Restructuring Fee:   Cdn. $781,250


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          THE TORONTO-DOMINION BANK


                                          By: /s/ Craig A. Scott
                                              --------------------------------
                                              Name:  Craig A. Scott
                                              Title: Managing Director


                                          By: /s/ Paul Cunha
                                              --------------------------------
                                              Name:  Paul Cunha
                                              Title: Vice President


                                          Commitment:         Cdn. $125,000,000
                                          Restructuring Fee:  Cdn. $781,250

[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          CANADIAN IMPERIAL BANK OF COMMERCE


                                          By: /s/ William J. Chrumka
                                              --------------------------------
                                              Name:  William J. Chrumka
                                              Title: Executive Director


                                          By: /s/ S. Nishimura
                                              --------------------------------
                                              Name:  S. Nishimura
                                              Title: Managing Director


                                          Commitment:         Cdn. $40,000,000
                                          Restructuring Fee:  Cdn. $180,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          ROYAL BANK OF CANADA


                                          By: /s/ Noel V. Curran
                                              --------------------------------
                                              Name:  Noel V. Curran
                                              Title: Attorney-in-Fact


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          Commitment:         Cdn. $100,000,000
                                          Restructuring Fee:  Cdn. $625,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          BANK OF TOKYO-MITSUBISHI
                                          (CANADA)


                                          By: /s/ Angelo Bisutti
                                              --------------------------------
                                              Name:  Angelo Bisutti
                                              Title: Senior Vice President


                                          By: /s/ John Clements
                                              --------------------------------
                                              Name:  John Clements
                                              Title: Senior Credit Analyst


                                          Commitment:         Cdn. $50,000,000
                                          Restructuring Fee:  Cdn. $225,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          BANK OF MONTREAL


                                          By: /s/ Ashok Rao
                                              --------------------------------
                                              Name:  Ashok Rao
                                              Title: Vice President


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          Commitment:         Cdn. $50,000,000
                                          Restructuring Fee:  Cdn. $225,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          CITIBANK CANADA


                                          By: /s/ Daljeet Lamba
                                              --------------------------------
                                              Name:  Daljeet Lamba
                                              Title: Vice President


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          Commitment:         Cdn. $100,000,000
                                          Restructuring Fee:  Cdn. $625,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          SOCIETE GENERALE (CANADA)



                                          By: /s/ Roxanna Pateanu
                                              --------------------------------
                                              Name:  Roxanna Pateanu
                                              Title: Vice President Corporate
                                                     Credit Group


                                          By: /s/ Michel Hurtubise
                                              --------------------------------
                                              Name:  Michel Hurtubise
                                              Title: Director


                                          Commitment:         Cdn. $50,000,000
                                          Restructuring Fee:  Cdn. $225,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                          JPMORGAN CHASE BANK, Toronto Branch


                                          By: /s/ Christine Chan
                                              --------------------------------
                                              Name:  Christine Chan
                                              Title: Vice President


                                          By:
                                              --------------------------------
                                              Name:
                                              Title:


                                          Commitment:         Cdn. $60,000,000
                                          Restructuring Fee:  Cdn. $270,000


[signature page for Second Amendment Agreement dated as of 8 October 2004 relating to Rogers Wireless Inc.]

                                    CONSENT

     As a Restricted Subsidiary, the undersigned hereby consents to the preceding Second Amendment Agreement and confirms that the Security, to the extent delivered by the undersigned, remains in full force and effect and that the obligations secured by the Security include all present and future debts, liabilities and obligations under or in connection with the Existing Credit Agreement as amended by the Second Amendment Agreement.

                                              ROGERS WIRELESS ALBERTA INC.


                                              By: /s/ Dale R. Spackman
                                                 -----------------------------
                                                 Name:  Dale R. Spackman
                                                 Title: Director and Secretary


                                              By:  /s/ A. J. Stephens
                                                 ------------------------------
                                                 Name:  A. J. Stephens
                                                 Title: Director and President